UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2025

PARKER-HANNIFIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6035 Parkland Boulevard, Cleveland, Ohio	44124-4141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 896-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Shares, $.50 par value	PH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2025, Parker-Hannifin Corporation (the “Company”) entered into (i) a 364-Day Term Loan Agreement (the “364-Day Credit Agreement”) with Barclays Bank PLC, as administrative agent, and various financial institutions named therein as lenders, which 364-Day Credit Agreement provides for a delayed draw term loan facility in the aggregate principal amount of $5.25 billion (the “364-Day Credit Facility”) and (ii) a Three-Year Term Loan Agreement (the “Three-Year Credit Agreement”, and, together with the 364-Day Credit Agreement, the “Credit Agreements”) with KeyBank National Association, as administrative agent, and the various financial institutions named therein as lenders, which Three-Year Credit Agreement provides for a delayed draw term loan facility in the aggregate principal amount of $2.50 billion (the “Three-Year Credit Facility”, and, together with the with 364-Day Credit Facility, the “Credit Facilities”). The proceeds of the Credit Facilities, if and to the extent drawn, will be used by the Company to finance a portion of the consideration in its proposed acquisition of Filtration Group Corporation, a Delaware corporation (the “Acquisition”), as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2025.

The Credit Agreements (i) provide for committed senior unsecured delayed draw term loan facilities denominated in dollars, (ii) require, in the case of the 364-Day Credit Facility, mandatory prepayments of the loans (or, prior to the date on which the loans under the 364-Day Credit Facility are drawn, mandatory reductions of the commitments thereunder in such amounts) under the 364-Day Credit Agreement with the net cash proceeds from certain debt and equity issuances and asset sales, in each case subject to exceptions, baskets and thresholds as set forth in the 364-Day Credit Agreement, (iii) mature, in the case of the 364-Day Credit Facility, on the date that is 364 days after the funding of all or a portion of the delayed draw term loans under the 364-Day Credit Facility and, in the case of the Three-Year Credit Agreement, on the date that is three years after the initial funding of all or a portion of the delayed draw term loans under the Three-Year Credit Facility, (iv) contain representations and warranties usual and customary for a senior unsecured delayed draw term loan credit facility, (v) contain covenants usual and customary for a senior unsecured delayed draw term loan credit facility, including compliance with a debt to capitalization ratio, and certain covenants that restrict, among other things, the Company’s and its subsidiaries’ ability to incur liens, merge or consolidate with other companies or sell assets outside the ordinary course of business, and (vi) contain events of default and acceleration provisions usual and customary for a senior unsecured delayed draw term loan credit facility (subject to grace periods, as appropriate) including among others: nonpayment of principal, interest or fees; breach of the representations or warranties; breach of the financial, affirmative or negative covenants; default of payment on, or accelerations of, other material indebtedness; bankruptcy or insolvency; material judgments entered against the Company or any of its subsidiaries; certain specified events under the Employee Retirement Income Security Act of 1974, as amended; certain changes in control of the Company; and the invalidity or unenforceability of the Credit Agreements or other documents associated with the Credit Agreements. Under the terms of the Credit Agreements, prior to the date on which the Acquisition is consummated, the lenders are not permitted to terminate the commitments thereunder or accelerate any loans drawn under the Credit Facilities unless a payment default or a bankruptcy/insolvency event of default (with respect to the Company) occurs and is continuing.

The loans under the Credit Facilities bear interest at a secured overnight financing rate plus an applicable margin. The applicable margin is based on the Company’s then current rating by Moody’s Ratings, S&P Global Ratings or Fitch Ratings of the Company’s senior, unsecured, non-credit-enhanced long-term indebtedness for money borrowed, subject to certain provisions taking into account potential differences in ratings issued by the relevant ratings agencies or a lack of ratings issued by such ratings agencies.

The foregoing description of the Credit Agreements is qualified in its entirety by reference to the Credit Agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

As of December 10, 2025, the Company has not borrowed any funds under the Credit Facilities.

Certain of the banks and financial institutions that are parties to the Credit Agreements and their respective affiliates have in the past provided, are currently providing and in the future may continue to provide other investment banking, commercial banking and other financial services to the Company and its subsidiaries in the ordinary course of business for which they have received and will receive customary compensation. In the ordinary course of business, such banks and financial institutions and their respective affiliates trade debt and equity securities (or related derivate securities)

and financial instruments (including bank loans) for their own account or for the accounts of customers. Such investment activities may involve securities or other instruments of the Company or its affiliates and such banks and financial institutions and their respective affiliates may at any time hold long or short positions in such securities and instruments. Certain of such banks and financial institutions and their affiliates may also hedge their credit exposure to the Company consistent with their customary risk management policies.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreements set forth in Item 1.01 above, and the related Exhibits 10.1 and 10.2, are hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1+	364-Day Term Loan Agreement, dated December 10, 2025, by and among Parker-Hannifin Corporation, Barclays Bank PLC, as administrative agent, and the lenders party thereto

10.2+	Three-Year Term Loan Agreement, dated December 10, 2025, by and among Parker-Hannifin Corporation, KeyBank National Association, as administrative agent, and the lenders party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

	By:	/s/ Todd M. Leombruno
Todd M. Leombruno
Executive Vice President and Chief Financial Officer

Date: December 10, 2025